EXHIBIT 99.4

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is effective as of March 20, 2017 (the “Effective Date”) by and between INDOOR HARVEST CORP, a Texas corporation (the “Company”) and CHUCK RIFICI HOLDINGS, INC, a Canadian Corporation (“Chuck Rifici”). The Company and Chuck Rifici may be individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, Chuck Rifici maintains ownership of the following assets in the Company: a promissory note in the principal amount of $225,500, issued by the Company on September 26, 2016, with a current outstanding balance, including all principal and interest, of $269,498 (the “Note”).

WHEREAS, the Company wishes to exercise its right to repay the Note and make payment to Chuck Rifici in the amount of $269,498 equal to the sum of: 115% multiplied by the Principal Amount of $225,500 plus accrued interest of $8,846 on the Principal Amount.

WHEREAS, the Parties wish to enter into this Agreement and fully settle the Company’s debt to Chuck Rifici as outlined above;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

1. Settlement and Release of Claims. Upon execution of this Agreement and payment of $269,498 in cash, in consideration of the terms and conditions of this Agreement, Chuck Rifici hereby agrees to cancel and forever terminate the Note.

2. Miscellaneous.

a. Necessary Acts. Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

b. Entire Agreement; Modifications; Waiver. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it. This Agreement supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

c. Dispute Resolution. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of Canada (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

d. Attorney’s Fees. Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

e. No Oral Change; Waiver. This Agreement may only be changed, modified, or amended in writing by the mutual consent of the Parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the Party against whom enforcement of any waiver is sought.

f. Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If any compensation provision is deemed unenforceable or illegal, then in the case of the delivery of common stock to Chuck Rifici, Chuck Rifici shall be entitled to receive a cash benefit equal to the value of the common stock that would have been tendered had such a provision not been illegal or unenforceable.

g. Execution of the Agreement. The Company, the party executing this Agreement on behalf of the Company, and Chuck Rifici, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and Chuck Rifici of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and Chuck Rifici and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein. Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

h. Acknowledgments and Assent. The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the day and year first above written.

COMPANY		CHUCK RIFICI

Indoor Harvest Corp		Chuck Rifici Holdings, Inc.

By:	Chad Sykes	By:	Chuck Rifici
Its:	Chief Innovation Officer

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.